UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015 (February 1, 2015)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas  72903

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (479) 785-6000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On February 1, 2015, ArcBest Corporation (the “Company”), through its wholly-owned subsidiary ArcBest Funding LLC (formerly a wholly-owned subsidiary of ABF Freight System, Inc. known as ABF Freight Funding LLC) (the “Borrower”), amended its existing revolving accounts receivable securitization facility with PNC Bank, National Association (“PNC”) by entering into an Amended and Restated Receivables Loan Agreement, dated as of February 1, 2015 and extending through January 2, 2018 (the “Receivables Loan Agreement”) by and among the Company, as initial servicer, the Borrower, as borrower, and PNC, as lender (the “Lender”), letter of credit issuer (“LC Issuer”), and agent and administrator for the Lender and its assigns and the LC Issuer and its assigns (“Agent”).

The Receivables Loan Agreement and related agreements have been amended to, among other things (i) replace the prior servicer, ABF Freight System, Inc., a wholly-owned direct subsidiary, with the Company, (ii) increase the maximum committed funding amount to $100 million, with an accordion feature providing up to an additional $25 million in committed funding amounts, (iii) to increase the number of affiliates of the Company that may sell receivables to the Borrower for financing under the facility, (iv) modify limitations regarding the concentration of certain obligors of receivables pledged under the facility and (v) modify certain calculations used to determine availability under the facility. Borrowings under the facility are secured primarily by a lien on and security interest in the Borrower’s related accounts receivable.  Borrowing advances have no scheduled maturity date, and are payable upon termination of the Receivables Loan Agreement. Advances bear interest based upon LIBOR, plus a margin as specified in the related fee letter. The Borrower pays fees to the Agent, for the account of the Lender, based on the aggregate principal amount of the accounts pledged to the Agent, for the benefit of the Lender, under the Receivables Loan Agreement.

The Receivables Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type.  As of the date hereof, there have been no borrowings under the facility.

The Receivables Loan Agreement includes a provision under which the Borrower may request, and the LC Issuer may issue, standby letters of credit, primarily in support of workers’ compensation and third-party casualty claims liabilities in various states in which certain subsidiaries of the Company are self-insured. Outstanding standby letters of credit reduce the availability of borrowings under the facility. As of the date hereof, approximately $20.1 million of standby letters of credit have been issued under the facility which reduced the available borrowing capacity to approximately $79.9 million.

Affiliates of PNC have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing description of the transactions contemplated by the Receivables Loan Agreement is qualified in its entirety by reference to the Receivables Loan Agreement, a copy of which is filed as

Exhibit 10.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1

Amended and Restated Receivables Loan Agreement dated as of February 1, 2015 by and among ArcBest Funding LLC, as Borrower, ArcBest Corporation, as initial Servicer, PNC Bank, National Association, as Lender, LC Issuer and Agent for the Lender and its assigns and the LC Issuer and its assigns.

ARCBEST CORPORATION

By:	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and Corporate Secretary

Dated: February 3, 2015

Exhibit Index

Exhibit No.	Exhibit Description

10.1

Amended and Restated Receivables Loan Agreement dated as of February 1, 2015 by and among ArcBest Funding LLC, as Borrower, ArcBest Corporation, as initial Servicer, PNC Bank, National Association, as Lender, LC Issuer and Agent for the Lender and its assigns and the LC Issuer and its assigns.